                                                                    Exhibit 10.3
                                                                    ------------



                        LICENSING AND SERVICES AGREEMENT
                        --------------------------------


     This Licensing and Services Agreement (this "Agreement") dated as of November 18, 1996, is by and between Lycos, Inc., a Delaware corporation ("Lycos"), having an office at 293 Boston Post Road West, Marlborough, MA 01752 and GTE New Media Services Incorporated, a Delaware corporation ("GTE"), having an office at GTE Place, West Airfield Drive, D/FW Airport, TX 75261-9810.


                                    RECITALS

     WHEREAS, GTE is the owner or licensee of certain content and information known as the SuperPages service, as described more fully on Exhibit A hereto, which is stored in a searchable proprietary database accessible through the URL superpages.gte.net (the "GTE Service");

     WHEREAS, Lycos is the owner or licensee of certain Web services known as the Lycos Catalog of the Internet, a2z Directory and Point Reviews, as described more fully on Exhibit B hereto, which are accessible through the URL
              ---------
www.lycos.com (the "Lycos Services");

     WHEREAS, GTE desires to provide a link from the GTE Service to the Lycos Services so that users of the GTE Service will have access to the Lycos Services;

     WHEREAS, Lycos desires to provide a link from the Lycos Services to the GTE Service so that users of the Lycos Services will have access to the GTE Service; and

     WHEREAS, GTE desires that Lycos create a Web business directory to be served by Lycos or GTE and to enter into other arrangements as more particularly described herein.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, GTE and Lycos hereby agree as follows:

     1.   Certain Definitions.
          -------------------

          As used herein, the following terms shall have the meaning herein ascribed:

          (a) "Advertising Space" means that space within either the Lycos provided Business Directory or the GTE Service available for sale to businesses (i.e. banner advertisements), other than GTE's line of directory related products such as Display Advertisements, Fact Files, and Web sites, all as more particularly described in the attached Exhibit C.
                                       ---------

          (b) "Business Directory" means the business Web site directory developed by Lycos to replace the existing GTE directory, which will include selected business content from the Lycos Catalog of the Internet searchable by company names, brand names and product type, all of which will be hosted by Lycos on the Lycos Services.


          (c) "GTE Service" means the searchable proprietary database consisting of content and information known as the SuperPages service, and all other content and information developed by GTE for inclusion on GTE's services on the Web for which GTE is the owner or licensee, all as described more fully in Exhibit A. "GTE Service" shall not include applications and content developed in conjunction with third parties where GTE shares revenues generated from advertising with such third parties, even though the Web pages containing such information may be accessed by a user of the Lycos Services.

          (d) "Lycos Services" means Lycos' Web catalog and search software, Point Reviews and a2z Directory for which Lycos is the owner or licensee, all of which are accessible through the URL www.lycos.com, all as described more fully on Exhibit B.
   ---------

          (e) "Web" means the World Wide Web, a system for accessing and viewing text, graphics, sound and other media via the collection of computer networks known as the Internet.


     2.   License Grant by GTE: Link to GTE Service.
          -----------------------------------------

          (a) Subject to the terms and conditions of this Agreement, GTE hereby grants to Lycos the right to link to the GTE Service so as to provide users of the Lycos Services access to the GTE Service. To the extent such access is deemed to be a reproduction, transmission or distribution, Lycos is further granted a worldwide, royalty-free license to use, reproduce, transmit, distribute and publicly display the GTE Service so as to make the GTE Service available to users of the Lycos Services via the Web.

          (b) Subject to the terms and conditions of this Agreement, GTE hereby grants Lycos the right to reproduce and display all logos, trademarks, trade names and similar identifying material relating to the GTE Service (the "GTE Marks") in connection with the promotion, marketing and distribution of the GTE Service. Upon GTE's request, Lycos will make available samples of any uses of the GTE Marks for approval by GTE, such approval to be in GTE's sole and exclusive discretion.

          (c) Lycos will provide the link to the GTE Service as the sole yellow page service on the Lycos Services accessible through www.lycos.com. The GTE Service will be premiered on the title bars within the Lycos Services as the yellow page service for the Lycos Services. The GTE Service which is accessed from the Lycos Services will be Lycos branded with the look and feel of the Lycos.com site, with the appropriate "Powered by SuperPages" logo and copyright information from GTE. The GTE Service shall operate at a performance level comparable to the performance levels associated with similar applications (i.e. the Lycos Catalog) in the Lycos Services.

          (d) Lycos will integrate links to the GTE Service content into certain portions of the Lycos Services such as Personal Lycos, City Guide, Web Search Results and other areas where such content can enhance the value of the Lycos Services.

          (e) Subject to the prior written consent of GTE, which consent shall not be unreasonably withheld, Lycos shall be permitted to sublicense its rights under Sections 2(a) and 2(b) above to its licensees, provided that (i) the service provided by the licensee will be branded by the licensee displaying the appropriate GTE Marks and GTE copyrights, (ii) Lycos shall include in each sublicense appropriate provisions providing for copyright licenses with GTE providers, if required, and (iii) licensee agrees to pay an appropriate license fee, such fee to be reasonably set by GTE and Lycos.

     3.   Monthly Fees: Revenue Sharing from GTE Service.
          ----------------------------------------------

          (a) In consideration of Lycos' obligations under this Section 2, commencing on the date that the GTE Service becomes available through the Lycos Services and until December 3 1, 1996, GTE will pay Lycos a monthly fee of [*], which fee will be pro rated for any partial month. Commencing January
1, 1997, GTE will pay Lycos a monthly fee of [*]. The monthly fees shall be payable in advance on the first day of each month, with the exception of January, when such payment shall be due on the fifth day of the month. [*].

          (b) In addition to the payment of the monthly fees, all revenue derived by GTE from the sale of Advertising Space within the GTE Service that is accessed by users of the Lycos Services through the link from the Lycos Services to the GTE Service (after deducting any external sales commissions) will be shared [*]. In no event will advertising revenues include revenues attributable to banner advertisements sold on the Web pages within the Lycos Services which may provide the link to the GTE Service or initiate GTE Service search features.

          (c) Lycos' share of the advertising revenue described in Section 3 shall be calculated and reported in writing on a monthly basis, and shall be payable within thirty (30) days after the end of the month in which it is received by GTE. GTE shall permit Lycos to audit GTE's

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

records with respect to such revenue (at Lycos' expense, upon at least ten business days notice, during normal business hours and no more than once quarterly) upon Lycos' reasonable request in order to ensure GTE's compliance with Section 3. The cost of such audits shall be borne by Lycos unless such audit reveals a deficiency by GTE of [*] or more, in which case the cost of the audit shall be borne by GTE. In any event, GTE will pay the amount of any deficiency within thirty (30) days after completion of such audit. If any payment under this Section 3 is not received within thirty (30) days of the date of invoice, interest will be imposed for each month or portion thereof that the outstanding balance remains unpaid at the rate of [*] per month or the maximum interest allowed by law, whichever is less, from the original due date.

          (d) In the event Lycos exercises its right to sublicense in accordance with Section 2(e), GTE and Lycos shall mutually agree on the revenue share to be allocated to the Licensee, and the allocation between GTE and Lycos of revenues derived by GTE from Advertising Space within the GTE Service that is accessed by users of the licensee's services will be computed after deducting the portion of such revenues payable to the licensee.

     4.   License Grant by Lycos.  Link to Lycos.
          --------------------------------------

          (a) Subject to the terms and conditions of this Agreement, Lycos hereby grants to GTE the right to link to the Business Directory so as to provide users of the GTE's Web services access to the Business Directory. To the extent such access is deemed to be reproduction, transmission or distribution, GTE is further granted a worldwide, royalty-free license to use, transmit, distribute and publicly display the Business Directory so as to make the Business Directory available to users of the GTE Service via the Web.

          (b) Subject to the terms and conditions of this Agreement, Lycos hereby grants GTE the right to reproduce and display Lycos' logos, trademarks, trade names and similar identifying material relating to the Lycos Services (the "Lycos Marks") in connection with the marketing, distribution and promotion of the Business Directory. Upon Lycos' request, GTE will make available samples of any uses of the Lycos Marks for approval by Lycos, such approval to be in Lycos' sole and exclusive discretion.

     5.   Revenue Share from Lycos Services.
          ---------------------------------

          (a) In consideration of GTE providing a link to the Business Directory under Section 4, all revenue derived by Lycos from the sale of Advertising Space within the Business Directory Web pages that are accessed by users of the GTE Service through the link from the GTE Service to the Business Directory [*]. Lycos will be entitled to retain all revenues derived from the sale of advertisements on the Lycos Services, other than Advertising Space contained in the Business Directory, accessed by users of the GTE Service.

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          (b) GTE's share of the advertising revenue described in Section 5(a) shall be calculated and reported in writing on a monthly basis, and shall be payable within thirty (30) days after the end of the month in which it is received by Lycos. Lycos shall permit GTE to audit Lycos' records with respect to such revenue (at GTE's expense, upon at least ten business days notice, during normal business hours and no more than once quarterly) upon GTE's reasonable request in order to ensure Lycos' compliance with this Section 5. The cost of such audits shall be borne by GTE unless such audit reveals a deficiency by Lycos of [*] or more, in which case the cost of the audit shall be borne by Lycos. In any event, Lycos will also pay the amount of such deficiency within thirty (30) days after completion of such audit. If any payment under this Section 5 is not received within thirty (30) days of the date of invoice, interest will be imposed for each month or portion thereof that the outstanding balance remains unpaid at the rate of [*] month or the maximum interest allowed by law, whichever is less, from the original due date.

     6.   Premium Search Provider.  Throughout the term of this Agreement,
          -----------------------
Lycos will be designated as the "Premier Web Search Provider" to the GTE Service, with the Lycos Services and Lycos Marks being the most prominently featured search services on the GTE Service. As the Premier Web Search Provider to the GTE Service, the Lycos Services will be accessed by pressing or "clicking" on the Lycos Search Button on the GTE Service. In the event that GTE Internet Solutions ("GIS") and Lycos enter into a license agreement pursuant to which GIS licenses the Lycos Services, GTE may satisfy its obligations under this Section 6 by designating the Lycos Services, as branded by GIS within the GIS services, as the Premier Web Search Provider to the GTE Service in the same manner as provided in this Section 6, so long as such license agreement continues in effect.

     7.   Operations Review Committee.
          ---------------------------

     The parties shall form an Operations Review Committee to oversee activities contemplated by this Agreement, facilitate communications between the parties and ensure coordination in operational matters. The Operations Review Committee shall be comprised of a total of four members, with each party having the right to appoint two members to represent the interests of the party. The Operations Review Committee shall meet not less than every six months to review the implementation and integration of the GTE and Lycos Services, and to pursue mutually agreed upon initiatives.

     8.   Delivery of Business Directory and Service: Technical Assistance and
          --------------------------------------------------------------------
          Support.
          -------

          (a) Lycos will use its best efforts to make the Business Directory available to GTE on or prior to January 1, 1997.

          (b) Throughout the term of this Agreement, GTE will provide ongoing assistance to Lycos with regard to technical and service-oriented issues relating to the utilization and/or maintenance of the GTE Service.

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     9.   Term of Agreement.
          -----------------

     The term of this Agreement shall commence on the date hereof and will continue to December 31, 1999 (the "Initial Term"), unless terminated earlier as provided below or in Section 14 herein. [*].

     10.  Representations and Warranties of the Parties.
          ---------------------------------------------

     In order to induce Lycos to enter into this Agreement, GTE hereby warrants and represents as follows:

          (a)    Status.  GTE is a corporation in good standing under the laws
                 ------
of the state of its organization, and has the full right, power and authority to enter into this Agreement and to grant the rights herein granted.

          (b)    No Conflicting Obligations.  The performance by GTE pursuant to
                 --------------------------
this Agreement and/or the rights herein granted to Lycos will not conflict with or result in a breach or violation of any of the terms or provisions, or constitute a default under any organizational instruments of GTE or any agreement to which GTE is a party or to which it is bound.

          (c)    Right to License.  GTE possesses the full right and authority
                 ----------------
to license the GTE Service and the GTE Marks. GTE is the sole owner and/or has the right to license, and shall continue to own and/or have the right to license, throughout the term of the Agreement, all right, title and interest, including without limitation all rights under copyright in and to the GTE Service and all materials created by employees of GTE and/or third parties, for or in connection with the GTE Service, and each element thereof.

          (d)    Compliance with Laws and Regulations.  GTE shall comply with
                 ------------------------------------
all applicable laws, statutes, ordinances, rules and regulations of each country, state, city or other political entity.

          (e)    Clearances.  GTE shall clear all rights in the GTE Service and
                 ----------
all elements thereof for use as provided herein. All fees of any nature, including, without limitation, residuals, royalties, reuse, health and welfare payments, and similar or dissimilar fees due to third parties (including writers, composers and performers) for rights necessary to exploit the GTE Service, as provided herein, shall be the sole responsibility of GTE.

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          (f)    No Infringement.  GTE has the right to enter into this
                 ---------------
Agreement and to grant to Lycos the license provided herein and neither the GTE Service nor the GTE Marks nor any other materials or any elements or parts thereof or other material delivered or to be delivered to Lycos hereunder, nor the use of the GTE Service pursuant to the provisions hereof by Lycos of any of its rights hereunder, shall violate or infringe upon the copyright, literary, privacy, publicity, trademark, service mark or any other personal, moral or property right of any person, nor shall same constitute a libel or defamation of any person whatsoever.

          (g)    General.  EXCEPT FOR THE FOREGOING REPRESENTATIONS AND
                 -------
WARRANTIES, GTE MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE WHICH WOULD EXTEND BEYOND THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN.

     11.  Representations and Warranties of Lycos.  In order to
          ---------------------------------------
induce GTE to enter into this Agreement, Lycos represents and warrants that:

          (a)    Corporate Status.  Lycos is a corporation in good standing
                 ----------------
under the laws of the State of Delaware, and has the full right, power and authority to enter into this Agreement and to grant the rights herein granted.

          (b)    No Conflicting Obligations.  The performance by Lycos pursuant
                 --------------------------
to this Agreement and/or the rights herein granted to GTE will not result in a breach or violation of any of the terms or provisions, or constitute a default under any organizational instruments of Lycos or any agreement to which Lycos is a party or to which it is bound.

          (c)    Compliance with Laws and Regulations.  Lycos shall comply with
                 ------------------------------------
all applicable laws, statutes, ordinances, rules and regulations of each country, state, city or other political entity.

          (d)    Clearances.  Lycos shall clear all rights in the Lycos
                 ----------
Services and all elements thereof for use as provided herein. All fees of any nature, including, without limitation, residuals, royalties, reuse, health and welfare payments, and similar or dissimilar fees due to third parties (including writers, composers and performers) for rights necessary to exploit the Lycos Services, as provided herein, shall be the sole responsibility of Lycos.

          (e)    No Infringement.  Lycos has the right to enter into this
                 ---------------
Agreement and to grant to GTE the license provided herein and neither the Lycos Services nor the Lycos Marks nor any other materials or any elements or parts thereof or other material delivered or to be delivered to GTE hereunder, nor the use of the Lycos Services pursuant to the provisions hereof by GTE of any of its rights hereunder, shall violate or infringe upon the copyright, literary, privacy, publicity, trademark, service mark or any other personal, moral or property right of any person, nor shall same constitute a libel or defamation of any Person whatsoever.

          (f)    General.  EXCEPT FOR THE FOREGOING REPRESENTATIONS AND
                 -------
WARRANTIES, LYCOS MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE WHICH WOULD EXTEND BEYOND THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN.

     12.  Indemnification: Insurance.
          --------------------------

          (a)    GTE Indemnity.  GTE will at all times indemnify and hold
                 -------------
harmless Lycos and its officers, directors, shareholders, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or relating to any breach of any warranty, representation, covenant or agreement made by GTE in this Agreement or any violation or infringement of any copyright, literary, privacy, publicity, trademark, service mark or any other personal or property right of any person. Lycos shall give GTE prompt written notice of any claim, action or demand for which indemnity is claimed. GTE shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. Lycos shall have the right to participate in any defense of a claim by GTE with counsel of Lycos' choice at its own expense. The foregoing indemnity is conditioned upon: prompt written notice by Lycos to GTE of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by GTE; and such reasonable cooperation by Lycos in the defense as GTE may request.

          (b)    Lycos Indemnity.  Lycos will at all times defend, indemnify and
                 ---------------
hold harmless GTE and its officers, directors, shareholders, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or relating to any breach of any warranty, representation, covenant or agreement made by Lycos in this Agreement or any violation or infringement of any copyright, literary, privacy, publicity, trademark, service mark or any other personal or property right of any person. GTE shall give Lycos prompt written notice of any claim, action or demand for which indemnity is claimed. Lycos shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. GTE shall have the right to participate in any defense of a claim by Lycos with counsel of GTE's choice at its own expense. The foregoing indemnity is conditioned upon: prompt written notice by GTE to Lycos of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by Lycos; and such reasonable cooperation by GTE in the defense as Lycos may request.

     13.  Confidentiality: Press Releases.
          -------------------------------

          (a)    Non-Disclosure Agreement.  The parties agree and acknowledge
                 ------------------------
that, as a result of negotiating, entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as defined below). Each party also understands and agrees that misuse and/or disclosure of that information could adversely affect the other party's business. Accordingly, the parties agree that, during the term of this Agreement and thereafter, each party shall use and reproduce the other party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purpose and shall restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know and shall not disclose the other party's Confidential Information to any third party without the prior written approval of the other party. Notwithstanding the foregoing, it shall not be a breach of this Agreement for either party to disclose Confidential Information of the other party if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice and the disclosing party has sought all available safeguards against widespread dissemination prior to such disclosure.

          (b)    Confidential Information Defined.  As used in this Agreement,
                 --------------------------------
term "Confidential Information" refers to: (i) the terms and conditions of this Agreement; (ii) each party's trade secrets, business plans, strategies, methods and/or practices; and (iii) other information relating to either party that is not generally known to the public, including information about either party's personnel, products, customers, marketing strategies, services or future business plans. Notwithstanding the foregoing, the term "Confidential Information" specifically excludes (i) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (ii) information that is known to either party without restriction, prior to receipt from the other party under this Agreement, from its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party; (iii) information that either party receives from any third party having a legal right to transmit such information, and not under any obligation to keep such information confidential; and (iv) information independently developed by either party's employees or agents provided that either party can show that those same employees or agents had no access to the Confidential Information received hereunder.

          (c)    Press Releases.  Lycos and GTE shall jointly prepare press
                 --------------
releases concerning the existence of this Agreement and the terms hereof Otherwise, no public statements concerning the existence or terms of this Agreement shall be made or released to any medium except with the prior approval of Lycos and GTE or as required by law.

     14.  Termination.  This Agreement may be terminated as follows:
          -----------

          (a) immediately by either party if the other party shall (i) admit in writing an inability to pay its debts as they come due or fail to pay its debts as they become due, or (ii) commence a case under any chapter of Title11 of the United States Code ("Bankruptcy Code"); or (iii) have commenced against it an involuntary case under the Bankruptcy Code, which case is not dismissed within thirty (30) days from the date of commencement; or (iv) consent to or suffer the appointment of a custodian, receiver, or trustee for all or a major part of its property; or (v) make an assignment for the benefit of its creditors or consent to the entry of a court order under any law ordering the winding up or liquidation of its affairs, or suffer the entry of such an order (such termination shall not relieve the party in proceedings from liability for the performance of its obligations arising prior to such termination and shall be in addition to all other rights and remedies the terminating party may have available to it under this Agreement or at law or in equity);

          (b) by either party upon thirty (30) days written notice in the event of material breach of this Agreement by the other party unless such breach shall have been cured within such thirty (30) days; or

          (c)    by mutual written consent of the parties.

     15.  Relationship of Parties.  GTE and Lycos are independent contractors
          -----------------------
under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between GTE and Lycos. Neither party has authority to enter into agreements of any kind on behalf of the other.

     16.  Assignment, Binding Effect.  Neither Lycos nor GTE may assign this
          --------------------------
Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other; provided that either party shall have the right to assign its rights and obligations hereunder to any subsidiary or affiliate or to any entity acquiring such party's business upon notice to the other party. Any purported assignment or delegation without such required consent shall be null and void.

     17.  Choice of Law.  This Agreement, its interpretation, performance
          -------------
or any breach thereof, shall be construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and wholly to be performed within said state.

     18.  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     19.  Section Headings.  Section headings are for convenience only and
          ----------------
are not a part of this Agreement.


     20.  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements between Lycos and GTE concerning the subject matter, and cannot be amended except by a writing signed by both parties. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

     21.  Limitations of Liabilily.
          ------------------------

     UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. [*].


     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date set forth above.


GTE  MEDIA SERVICES INCORPORATED            LYCOS, INC.


By:_________________________________        By: ______________________________

Name: ______________________________        Name: ____________________________

Title: _____________________________        Title: ___________________________

Date: ______________________________        Date: ____________________________

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A
Description of GTE Services


"GTE Services" include the on-line Yellow Pages and other consumer information services distributed on the Internet via the World Wide Web (WWW) under the service brand name "GTE SuperPages Interactive Services", located at http://superpages.GTE.net (as well as http:Hwww.superpages.com.). These services currently include:

     .    A nationwide (US) interactive Yellow Pages service

     .    A global business Web site directory

     .    Nationwide (US) classified advertising (via Classifieds 2000)*
          [*].

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B
Description of Lycos Services


The Lycos products include Lycos Catalog, Sites by Subject Directory, Top 5% Reviews, Lycos Pictures & Sounds Catalog, CityGuide, PeopleFinder which are located at lycos.com on the WWW.

The Lycos Catalog contains a database over 70 Million URLs that can be searched by keywords. The Sites by Subject Directory has written descriptions of Web sites by Lycos writers, and the Point Reviews are in depth reviews written by Lycos writers. The Lycos Pictures & Sounds Catalog consists of databases of Internet URLs that contain Graphical Objects and Audio Objects. CityGuide is a collection of hot links to specific areas of interest in over 400 metropolitan areas in North America. PeopleFinder is a service that provides addresses, neighbors, roadmaps, emails, telephone numbers and local businesses relating to an individual person or area.

Exhibit C
GTE Services excluded from the definition of "Advertising Space"



The following GTE service items are not considered, under this agreement, to be included in the definition of "Advertising Space", and the revenues associated with these items are recognized as being solely GTE's revenues that are not included in any revenue sharing arrangements described within this agreement:

1. Advertising items associated with and/or linked to individual business listings within GTE directory services (e.g., the interactive Yellow Pages) including, but not limited to; "FactFiles", Web site links, and "Display Ads".

2. GTE Web site design and hosting services, including "Home Pages" and "Web Sites".

3.   GTE Internet access services.

4. Advertising space on other GTE sites not operated by GTE New Media Services Incorporated, including but not limited to; the GTE corporate Web site (www.gte.com) and the GTE Internet Solutions site (www.gte.net).

5. Advertising space and other revenue-producing items offered on services developed and operated wholly or in part via third-party providers (e.g., Classifieds 2000).



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